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                                                                    Exhibit 23.1
                                                                    ------------

                   CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in this Registration Statement of Rhone-Poulenc Rorer, Inc. (the Company) on Form S-8 of our report dated January 26, 1996 on our audits of the consolidated financial statement of Rhone-Poulenc Rorer, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-8 of our report dated December 19, 1996 on our audit of the financial statements of Centeon L.L.C. Employee Savings Plan as of September 30, 1996 and for the period January 1, 1996 (date of formation) to September 30, 1996, which report is included and incorporated by reference in the Company's Annual Report on Form 11-K. We consent to the references to our firm under the caption "Experts".

     COOPERS & LYBRAND LLP

     /s/ Coopers & Lybrand LLP


     Philadelphia, Pennsylvania

     December 23, 1996